Exhibit 99.1

ProPhase Labs Announces Proposed Public Offering of Common Stock

GARDEN CITY, NY – January 15, 2021 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, announced today that it has commenced a proposed underwritten public offering of its common stock.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the Offering. Dawson James Securities, Inc. is acting as co-manager for the offering. ProPhase intends to grant the underwriters a 30-day option to purchase up to 15% of the shares sold to the public in the offering at the public offering price, to cover over-allotments, if any.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Proceeds from the offering will be used for working capital and general corporate purposes.

The offering is being made pursuant to an effective shelf registration statement that has been filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering of has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov and on ProPhase’s website. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., Prospectus Department, 17 State Street, 22nd Floor, New York, New York 10004, telephone at (877) 436-3673 or e-mail at prospectus@think-equity.com and Dawson James Securities, 101 N Federal Highway Suite 600 Boca Raton, Florida, 33432, Attention: Prospectus Department or by telephone at 1(866) 928-0928 or email at syndicate@dawsonjames.com.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company with deep experience with OTC consumer healthcare products and dietary supplements. The Company is engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand. The Company is also developing ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”) to offer COVID-19 and other Respiratory Pathogen Panel (RPP) Molecular tests. The Company also continues to actively pursue strategic investments and acquisition opportunities for other companies, technologies and products. For more information visit us at www.ProPhaseLabs.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. ProPhase cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to whether the Company will offer the common stock or consummate the offering of common stock on the expected terms, or at all; the anticipated use of the net proceeds of the offering; and the fact that the Company’s management will have broad discretion in the use of the proceeds from any sale of common stock. Forward-looking statements reflect its analysis only on their stated date, and ProPhase undertakes no obligation to update or revise these statements except as may be required by law.

Investor Contact

Chris Tyson
Managing Director
MZ Group - MZ North America
949-491-8235
PRPH@mzgroup.us
www.mzgroup.us